UNITED STATES OF AMERICA CONSUMER FINANCIAL PROTECTION BUREAU ADMINISTRATIVE PROCEEDING File No. 2024-CFPB-0006 In the Matter of: CONSENT ORDER FIFTH THIRD BANK, N.A. The Consumer Financial Protection Bureau (Bureau) has reviewed the auto- finance servicing activities of Fifth Third Bank, N.A. (Fifth Third, the Bank, or Respondent, as defined below) related to force-placed collateral-protection insurance (Force-Placed Insurance or FPI, as defined below) and right-to-cure letters. The Bureau has identified the following violations of law:  Fifth Third committed unfair acts or practices by placing, charging, and maintaining duplicative Force-Placed Insurance on motor vehicle loans, in violation of the Consumer Financial Protection Act of 2010 (CFPA), 12 U.S.C. §§ 5531, 5536;  Fifth Third furnished inaccurate or incomplete information to consumer reporting agencies regarding repossessions that were caused by unfairly 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 1 of 52

2 placed or maintained duplicative Force-Placed Insurance, in violation of the Fair Credit Reporting Act (FCRA), 15 U.S.C. § 1681s-2;  Fifth Third committed deceptive acts or practices by making false or misleading representations to borrowers about the time required to cancel Force-Placed-Insurance policies, in violation of 12 U.S.C. §§ 5531, 5536;  Fifth Third committed unfair acts or practices by charging premiums for Force-Placed-Insurance policies that had terminated, in violation of 12 U.S.C. §§ 5531, 5536;  Fifth Third committed unfair acts or practices by failing to provide sufficient notice to consumers of increased monthly payments due to Force-Placed Insurance, in violation of 12 U.S.C. §§ 5531, 5536;  Fifth Third failed to notify consumers of increases in the amounts of preauthorized electronic-fund transfers due to Force-Placed Insurance, in violation of the Electronic Fund Transfer Act (EFTA), 15 U.S.C. § 1693e(b) and Regulation E, 12 C.F.R. § 1005.10; and  Fifth Third committed deceptive acts or practices by making false or misleading representations to borrowers about the total amount due in right- to-cure letters, in violation of 12 U.S.C. §§ 5531, 5536. Under §§ 1053 and 1055 of the CFPA, 12 U.S.C. §§ 5563, 5565, the Bureau issues this Consent Order (Consent Order). 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 2 of 52

3 I. Overview 1. Fifth Third force-placed collateral-protection insurance on loans secured by motor vehicles, including specialty vehicles such as motorcycles, powersport, recreational, or marine vehicles. 2. Approximately 47% of the policies Fifth Third force-placed were charged to borrowers who had always maintained their own insurance. These FPI policies were duplicative and unnecessary to protect the Bank’s interest in the Loans’ collateral. 3. Approximately 8% of the policies Fifth Third force-placed were charged to borrowers who obtained the requisite insurance within a 30-day time frame of their prior policies lapsing. In these instances, borrowers were entitled to have their policies canceled in their entirety. 4. Fifth Third’s notice and cancellation processes for its FPI program were so flawed that borrowers could not reasonably avoid the harm of duplicative FPI. Although Fifth Third sent notices to consumers asking them to provide proof of insurance before force-placing insurance, the letters were generic and unclear about what constituted acceptable proof of insurance so that borrowers could avoid FPI placement. And Fifth Third’s policies led to inaccurate information being provided to consumers and its personnel on how to avoid or cancel FPI. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 3 of 52

4 Consumers complained that they had submitted proof of insurance multiple times without any response from Fifth Third. 5. Despite the high number of unnecessary and duplicative FPI policies and its deficient notice and cancellation processes, Fifth Third continued force-placing insurance for years, demanding that consumers pay for insurance they did not need or else face delinquency, additional fees, and even repossession. 6. Fifth Third ended its FPI program in January 2019 and maintained force-placed policies on consumers’ accounts through December 2019. From 2011 through 2019, Fifth Third force-placed or maintained unnecessary duplicative insurance over 37,000 times. II. Jurisdiction 7. The Bureau has jurisdiction over this matter under §§ 1053 and 1055 of the CFPA; 12 U.S.C. §§ 5563 and 5565; EFTA and its implementing regulation, Regulation E; 15 U.S.C. § 1693o(a)(5), 12 C.F.R. § 1005.13(a); and the FCRA; 15 U.S.C. § 1681s(b)(1)(H). III. Stipulation 8. Respondent has executed a “Stipulation and Consent to the Issuance of a Consent Order,” dated July 5, 2024 (Stipulation), which is incorporated by 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 4 of 52

5 reference and is accepted by the Bureau. By this Stipulation, Respondent has consented to the issuance of this Consent Order by the Bureau under §§ 1053 and 1055 of the CFPA, 12 U.S.C. §§ 5563, 5565, without admitting or denying any of the findings of fact or conclusions of law, except that Respondent admits the facts necessary to establish the Bureau’s jurisdiction over Respondent and the subject matter of this action. IV. Definitions 9. The following definitions apply to this Consent Order: a. “Affected Consumers” includes Force-Placed Insurance Affected Consumers, Preauthorized Electronic-Fund Transfer Affected Consumers, Coupon Book Affected Consumers, and Right-to-Cure Letter Affected Consumers. b. “Board” means Respondent’s duly elected and acting Board of Directors. c. “Coupon Book Affected Consumers” means any consumer who, during the Redress Period, was not sent a coupon book with an increased monthly payment that included Force-Placed-Insurance premiums more than 14 days before the payment due date. d. “Effective Date” means the date on which the Consent Order is entered on the administrative docket. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 5 of 52

6 e. “Enforcement Director” means the Assistant Director of the Office of Enforcement for the Consumer Financial Protection Bureau, or their delegate. f. “Force-Placed Insurance” or “FPI” means collateral-protection insurance Fifth Third or one of its vendors obtained or required to be obtained to cover motor vehicles, including motorcycles, powersport vehicles, recreational vehicles, or marine vehicles, serving as collateral for auto loans and financed by adding the cost of the collateral-protection insurance to the balances on consumers’ auto loans. g. “Force-Placed Insurance Affected Consumers” means any consumer who, during the Redress Period, was charged for Force-Placed Insurance (1) that was duplicative for the entire term of the policy or for a portion of the term of the policy, resulting in the policy being canceled in its entirety or (2) when the Force-Placed Insurance was automatically terminated by the terms of the policy and provided no coverage. h. “Loan” means a loan secured by a lien on a motor vehicle, including a motorcycle, powersport vehicle, recreational vehicle, or marine vehicle, that was serviced by Fifth Third, originated by Fifth Third either directly or indirectly, purchased by Fifth Third, or acquired by Fifth Third. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 6 of 52

7 i. “Preauthorized Electronic-Fund Transfer” means an electronic fund transfer authorized in advance to recur at substantial regular intervals, as that term is defined in 15 U.S.C. § 1693a(10). j. “Preauthorized Electronic-Fund Transfer Affected Consumers” means any consumer who, during the Redress Period, had an arrangement to make regular Loan payments to Fifth Third using Preauthorized Electronic-Fund Transfers and was debited an amount that varied from the preauthorized amount as a result of the addition of Force-Placed Insurance to the Loan without at least ten days’ notice to the consumer of the varying amount. k. “Related Consumer Action” means a private action by or on behalf of one or more consumers or an enforcement action by another governmental agency brought against Respondent based on substantially the same facts as described in Section V of this Consent Order. l. “Redress Period” includes from July 21, 2011, to December 31, 2020. m. “Respondent,” “Fifth Third,” or “the Bank” means Fifth Third Bank, N.A., its subsidiaries, and its successors and assigns. n. “Right-to-Cure Letter Affected Consumers” means any consumer to whom, during the Redress Period, Fifth Third sent a right-to-cure letter that stated the incorrect total amount due necessary to bring the Loan current. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 7 of 52

8 o. “Supervision Director” means the Assistant Director of the Office of Supervision Policy for the Consumer Financial Protection Bureau, or that person’s delegate. V. Bureau Findings and Conclusions The Bureau finds the following: 10. Fifth Third is a national bank headquartered in Cincinnati, Ohio with over $214 billion in total assets, as of March 31, 2024. 11. Fifth Third offers and services motor vehicle loans to consumers through automobile dealers, motorcycle dealers, powersport vehicle dealers, recreational vehicle dealers, and marine vehicle dealers. Fifth Third also extends automobile loans directly to consumers, including through its more than 1,000 full-service branches in Florida, Georgia, Illinois, Indiana, Kentucky, Michigan, North Carolina, Ohio, South Carolina, Tennessee, and West Virginia. From July 2011 through December 2020, Fifth Third’s direct and indirect Loan portfolio consisted of approximately 2.2 million Loans. 12. Respondent is a covered person under 12 U.S.C. § 5481(6). 13. Respondent is a furnisher subject to the Fair Credit Reporting Act because it is an entity that furnishes information relating to consumers to one or more 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 8 of 52

9 consumer reporting agencies for inclusion in a consumer report. 12 C.F.R. § 1022.41(c). 14. Respondent is a financial institution subject to the Electronic Fund Transfer Act that debits consumers’ accounts through Preauthorized Electronic-Fund Transfers. 15 U.S.C. § 1693a(9); 12 C.F.R. §§ 1005.2(i), (k), 1005.3(a). Fifth Third’s Force-Placed Insurance 15. Typically, when borrowers obtained a Loan from Fifth Third, borrowers signed agreements that required them to maintain insurance that would cover physical damage to the vehicle that served as collateral for the Loan. If borrowers did not maintain that insurance coverage, the Bank could force-place physical-damage coverage on the vehicle, otherwise known as force-placed insurance or FPI. 16. Unlike most vehicle insurance purchased by borrowers, FPI provides limited coverage: It only protects for physical damage to or loss of the vehicle up to the outstanding Loan balance; it does not include liability or no-fault insurance, and it does not include coverage for medical expenses or damage to property other than the vehicle. 17. FPI is typically more costly than physical-damage insurance that borrowers can obtain on their own. Under Fifth Third’s FPI program, the cost of an FPI policy was between 13% and 14% of the outstanding balance of the Loan. This resulted in an average annual premium between $1,703 and $1,847; adding an 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 9 of 52

10 average of nearly $200 to a borrower’s monthly payments for limited physical- damage coverage. 18. On a weekly basis, Fifth Third provided its FPI vendors with a master loan record that identified the Loans to be tracked for insurance purposes along with the consumers’ information. The FPI vendors used this information to perform their respective services. Fifth Third, however, was solely responsible for charging and refunding FPI premiums and FPI-related fees on consumers’ Loans. 19. Under the reinsurance agreement, the FPI insurer paid the collected FPI premiums, less its commission, back to Fifth Third in exchange for the Bank agreeing to make the FPI insurer whole for any FPI losses. But Fifth Third was the beneficiary of the insurance while simultaneously being ultimately responsible for the payouts. As a result, Fifth Third made millions by getting paid the FPI premiums that well exceeded any FPI claim losses. The reinsurance agreement terminated in 2016. Fifth Third’s Force-Placed-Insurance Practices 20. Between July 2011 and December 2019, Fifth Third force-placed or maintained unnecessary or unwarranted duplicative insurance. 21. Fifth Third placed (a) 32,283 FPI policies on vehicles when borrowers had always maintained the requisite insurance on the vehicle and (b) 5,493 FPI 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 10 of 52

11 policies on vehicles when borrowers obtained the requisite insurance within 30 days of their prior insurance policies lapsing. 22. Each of the 32,283 force-placed-insurance policies was wholly duplicative of the insurance that the borrower was independently maintaining on their vehicle, and in many cases was unwarranted. For each of the 5,493 force-placed- insurance policies, the consumer obtained the requisite insurance within 30 days of lapse and was entitled to the FPI policy being canceled in its entirety. 23. This was the result of Fifth Third operating an error-ridden force-placed- insurance program. 24. FPI vendors reported placed and canceled FPI policies to Fifth Third on a daily basis for processing. 25. The Bank also received consumer complaints about FPI, with FPI-related issues being one of the top complaints in auto servicing. 26. Fifth Third’s notice and cancellation processes were so flawed that borrowers could not reasonably avoid the harm of duplicative FPI and contributed to the FPI program’s high rate of placing unnecessary insurance, including the issues detailed below. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 11 of 52

12 Failure to Deliver FPI Notices 27. Fifth Third did not have sufficient processes in place to ensure delivery of notices to consumers that they were required to obtain and maintain physical- damage insurance or else they would have FPI placed on their accounts. 28. Fifth Third had its vendors send notices to addresses for consumers that Fifth Third maintained in its system. When Fifth Third’s system reflected a bad address or do-not-mail indicator for a consumer, or if the mail was returned as undeliverable, Fifth Third had its vendors send notices to incorrect or undeliverable addresses, and thus the notice was unlikely to reach the consumer. 29. Both FPI vendors collected the FPI notices that were returned as undelivered and sent them to the Bank for review and processing, but the Bank did nothing with those undelivered notices. It had no process to track the undeliverable notices or to update those consumers’ addresses based upon the receipt of those undelivered FPI notices. 30. One FPI vendor’s system limited the street address used for consumer notices to 25 characters, which is 10 characters less than what is maintained in the Bank’s system. For a period of time, this resulted in FPI notices being sent to truncated addresses that excluded critical information such as apartment numbers. Fifth 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 12 of 52

13 Third acknowledged its error of sending FPI notices with incomplete addresses in response to consumer complaints about FPI placement without notice. Generic and Unclear FPI Notices 31. Fifth Third’s FPI notices were generic and unclear about what constituted sufficient proof of insurance, so borrowers were not provided the information necessary to avoid or cancel FPI. Even if a consumer followed a reasonable reading of the directions in the FPI notices, it would not necessarily have been sufficient to avoid or cancel FPI. The notices were inadequate. 32. For one FPI vendor, the FPI notices only requested “proof of insurance” and “insurance information” without specifying the form of proof that was sufficient to establish coverage. The notice also informed borrowers that their proof of insurance could be submitted by email, online, fax, mail, or having the consumer’s insurance agent call the vendor. Reasonable consumers would understand this request could be satisfied by submitting their insurance cards or having their insurance agents call the number provided. Unbeknownst to these consumers, however, insurance cards and insurance agents’ verbal verifications did not suffice to establish insurance coverage in certain circumstances. And when this happened, the FPI vendor did not follow-up with the consumers to inform them of the type of proof required in their situation. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 13 of 52

14 33. For another FPI vendor, the FPI notice required the borrower to provide “your current insurance” and then requested that the insurance agent forward the insurance policy or contact the vendor: This FPI vendor would accept: declarations page, insurance policy, ACORD certificates, and letters from the insurance carriers or agents. Other forms of proof, such as insurance cards, were not acceptable. Yet the FPI notices never specified which forms it would accept. This FPI vendor also required more information to be included in the insurance documents than what was listed in the notice. Proof of insurance had to include: insured’s name, collateral, VIN, carrier name, policy number, comprehensive and collision coverage, the dates of coverage, and the lienholder name and address. Unbeknownst to these consumers, insurance cards and binders were not acceptable forms of proof. We are upd ·ng our . Please provide ,us • you current insuran<ie. We re • d you th your loan reemen requires physical damage insurance ltw-oughout ,on the ooil l era!. tenn of your loan Please .as your insuran<ie agent to ,forward a copy ,of the policy to us. The poGcy must include e fo'llowing:: 1: Comprehensive and Co isionCoverageOf' Ph • Damage Co e: ~ 2: F FTH TI-HRD isled as LOSS PAYEE What You Need To Do Please ask your agent ID mail or fax a copy of current insurance or h ve them oon ct us. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 14 of 52

15 34. This vendor also placed FPI policies on certain Loans about one week before the deadline listed in its FPI notices, and thus did not give these consumers the benefit of the time listed in the notice to respond. Obscured FPI Information on Billing Documents 35. Some consumers repaid their Loans using coupon books, which are booklets that contain a separate page for each monthly payment, listing the payment amount and due date. When Fifth Third added FPI premiums to these consumers’ accounts, it provided new, updated coupon books reflecting the increased monthly payment amounts but sometimes they did not arrive sufficiently in advance of the consumer’s payment date. These consumers thus did not have adequate notice of the FPI placement. About 8,500 of these consumers were reported by Fifth Third as delinquent and assessed late fees because they did not make the increased monthly payment. 36. When Fifth Third eventually did provide updated coupon books, the new coupon books listed the increased payment amount. But it failed to itemize the payment details, including principal, interest, and FPI premium amounts. Aggregating the amount obscured that FPI premiums were the cause of the monthly payment increase. 37. Similarly, for consumers who received monthly statements, when Fifth Third added FPI to their Loans, it did not itemize the payment details, so it was not 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 15 of 52

16 clear to consumers from the monthly statements that FPI premiums were the reason for the increased payments. Inadequate and Incorrect Information Provided to Consumers about FPI 38. When borrowers contacted Fifth Third about FPI, its personnel had inadequate information to assist borrowers and sometimes provided borrowers with incorrect information. Among other things, Fifth Third did not provide its Retail and Call Center employees with standard documentation about how to respond to consumers seeking assistance with FPI, increasing the risk that consumers were provided inaccurate information. 39. Fifth Third’s personnel did not always have information about the forms of insurance that would be accepted to avoid or cancel FPI. They were thus at times unable to answer consumers’ status questions or concerns and were instructed to transfer consumers to the “appropriate Escalations queue” for additional assistance. In practice, this meant sending any inquiries or issues to the mortgage escrow department. 40. Consumers reported it taking hours just to reach a Fifth Third agent who could explain that the increase in their monthly payments was due to FPI. 41. Fifth Third’s personnel also sometimes provided consumers with incorrect information on where to send their proof of insurance. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 16 of 52

17 42. Consumers complained that they sent in proof of insurance through multiple channels (e.g., mail, online upload, fax) but the FPI vendor did not show any records of receipt. 43. The process was further complicated by FPI vendors having account numbers that did not match the Loan numbers, so when some agents were on the phone with consumers, they were unable to look up the accounts to assist the consumers. Failure to Ensure Insurance Information Was Properly Updated and Processed 44. Consumers complained that they submitted proof of insurance multiple times without any response. 45. One of Fifth Third’s internal reports identified failures to properly update and process insurance submissions, specifically cited as “Trending Quality Concerns”: [FPI vendor’s] agents are advising customers there are issues with receiving mail and scanned/faxed documents. In addition, agents and customers have identified issues with the data entry at [the FPI vendor], stating forms that are being submitted are not reviewed as information is available on the pages. Customers/agents are being asked to refurnish information already provided. Continued issues with customer frustration regarding premature addition of [FPI], often with no change in insurance or coverage. Some of this root cause stems back to previously sent documents not being updated correctly. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 17 of 52

18 46. Even a consumer who was himself an insurance agent was unable to avoid FPI being placed. Even though he had always maintained the required coverage, Fifth Third eventually repossessed his car. This consumer explained: I informed them that I have always had insurance. As I am an insurance agent. So she stated that she would get it all corrected. . . . Then the next month I get a letter stating that I was delinquent in my account. So I again call up and finally speak with [agent’s name] who says no it hasn’t been corrected to please email copies of my insurance dec pages. I do as[] instructed, after a couple of hiccups I get a[] voice mail message from [the same agent] stating that everything is correct and that I actually do not owe anything until Dec 19. I call back and verify this with him again. Then I wake up on the morning of Dec 9, 2016 to find that my car is missing. . . . I am informed that it has been reposs[ess]ed. Consumers Charged for FPI Premiums on Canceled Policies 47. Fifth Third failed to process FPI policy cancellations when an FPI vendor sent updates. As a result, Loans were not accurately updated, and duplicative FPI premiums continued to be charged. 48. For example, for some Loans, Fifth Third’s system did not update the consumers’ payment to reflect the FPI cancellation. These consumers continued to be charged FPI premiums that they did not owe because the policies had been canceled. 49. Fifth Third’s failure to properly process FPI policy cancellations also led to FPI refunds not being timely applied to the Loans. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 18 of 52

19 Consumer Injury from Duplicative FPI 50. When consumers’ payments increased from the Bank’s placement of duplicative FPI, they had to pay money for FPI premiums they did not owe, resulting in injury. 51. The Bank’s placement of duplicative FPI also had secondary consequences for consumers who could not or refused to pay the money that they did not owe. Consumers were routinely charged additional fees, such as late fees. 52. Consumers who paid the duplicative FPI premiums and FPI-related fees lost the opportunity to use that money for other things, including paying down higher- interest debt. When borrowers paid over $12.7 million in FPI premiums and FPI-related fees for FPI policies that were canceled, borrowers were entitled to a refund of those paid premiums and fees. Instead of refunding that money directly to the borrowers, it was Fifth Third’s practice to apply borrowers’ payments of the duplicative FPI premiums and FPI-related fees to the outstanding balance of their Loans. 53. The additional, unlawful charges caused some consumers to become delinquent. 54. Despite these delinquencies being caused by Fifth Third’s charging for duplicative and unnecessary FPI premiums, Fifth Third repossessed consumers’ vehicles in 1,005 cases. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 19 of 52

20 55. Repossessions injured consumers by subjecting them to repossession fees, costs related to being without a vehicle, and additional expenses associated with increased costs of credit due to having a wrongful repossession on their consumer report. 56. For repossessions that resulted in the sale of the vehicle at auction, consumers were harmed by Fifth Third requiring them to pay vehicle-sale fees and incurring the loss in value from the vehicle being sold at auction instead of through a private sale. Fifth Third’s Charging and Maintenance of Duplicative FPI Was Unfair 57. Borrowers could not reasonably avoid Fifth Third’s placement of duplicative and unnecessary FPI and its charging of wrongful premiums because of the Bank’s error-ridden FPI policies and practices. The result was that Fifth Third placed many duplicative and unnecessary FPI policies. 58. Fifth Third’s placement and maintenance of duplicative FPI caused consumers substantial injury. 59. Fifth Third’s FPI notice and cancellation processes were so flawed that borrowers could not reasonably avoid or mitigate the harm of duplicative FPI. 60. Duplicative insurance does not benefit the consumer or competition. 61. Fifth Third’s charging and maintenance of duplicative FPI policies was thus unfair in violation of the CFPA. 12 U.S.C §§ 5531(c)(1), 5536(a)(1)(B). 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 20 of 52

21 Fifth Third’s Inaccurate Consumer Reporting Violated the FCRA and CFPA 62. When the Bank repossessed vehicles securing Loans that had become delinquent due to the placement and maintenance of duplicative and unnecessary FPI, it reported the delinquencies and repossessions to one or more consumer reporting agencies. 63. In the instances where Fifth Third determined that the repossessions had been caused by the duplicative and unnecessary FPI, Fifth Third updated the information to correct the delinquencies but failed to remove the repossession comments or codes. So, for months and sometimes years, it continued to report the repossessions. 64. Under the FCRA, when an entity that regularly and in the ordinary course of business furnishes information to one or more consumer reporting agencies determines that it has furnished information that is not complete or accurate, it has a duty to promptly notify the consumer reporting agencies of that determination and correct it. 15 U.S.C. § 1681s-2(a)(2). 65. Fifth Third regularly and in the ordinary course of business furnishes information about consumer accounts to one or more consumer reporting agencies. This includes information about delinquencies and repossessions on Loans. 66. Fifth Third thus violated the FCRA. 15 U.S.C. § 1681s-2(a)(2). 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 21 of 52

22 67. Under the CFPA, it is unlawful for a covered person, such as Fifth Third, to commit any act or omission in violation of a Federal consumer financial law. 12 U.S.C. § 5536(a)(1)(A). 68. The FCRA is a Federal consumer financial law. 12 U.S.C. § 5481(12)(F), (14). 69. By violating the FCRA, Fifth Third thus violated the CFPA. 12 U.S.C. § 5536(a)(1)(A). Fifth Third’s Misrepresentations About the Timeline to Cancel FPI Were Deceptive 70. When consumers contacted the Bank about canceling unnecessary and duplicative FPI, Fifth Third personnel informed consumers that they “should allow 30 days for resolution and in addition, they should make new payment [sic] until resolved.” But the cancellation process often took less time and could be done in two to four days. 71. A reasonable consumer would understand that not paying the duplicative FPI premium could lead to late fees, delinquency, or repossession. 72. The misrepresentation about the cancellation timeline is material because consumers were likely to elect to make a higher payment that included the duplicative FPI premiums to avoid the consequences of fees, delinquency, and repossession. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 22 of 52

23 73. An act or practice is deceptive if it misleads or is likely to mislead consumers acting reasonably under their circumstances and the misleading act or practice is material. 74. Fifth Third’s misrepresentations about the timeline to cancel FPI were material and likely to mislead consumers acting reasonably under the circumstances and, therefore, deceptive in violation of the CFPA. 12 U.S.C. §§ 5531, 5536(a)(1)(B). Fifth Third’s Practice of Charging FPI Premiums After Policy Cancellation Was Unfair 75. By their own terms, the FPI policies automatically terminated upon certain events, including repossession of the insured vehicle. 76. When Fifth Third repossessed vehicles that had FPI policies on their accounts at the time of repossession, it continued to charge premiums for those terminated policies on certain Loans, particularly when borrowers redeemed the vehicles. 77. Regardless of whether the FPI had been placed correctly, these policies no longer provided coverage after repossession. Fifth Third was thus charging consumers for a product that provided no benefit, and consumers paid approximately $500,000 in premiums on these terminated policies. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 23 of 52

24 78. Fifth Third’s charging FPI premiums on terminated FPI policies caused consumers substantial injury, and consumers could not reasonably avoid or mitigate the harm of duplicative FPI. 79. Charging premiums for a policy that has terminated does not benefit the consumer or competition. 80. Fifth Third’s practice of charging consumers for FPI premiums after automatic termination of the policies was unfair in violation of the CFPA. 12 U.S.C. §§ 5531(c), 5536(a)(1)(B). Fifth Third’s Practice of Charging FPI Premiums Without Sufficient Notice Was Unfair (Coupon Books) 81. After placing FPI, Fifth Third failed to provide sufficient notice to some coupon-book consumers that their monthly payment had been increased. These consumers did not have adequate notice of the new amount due. About 8,500 of these consumers failed to make the increased monthly payments. They were reported as delinquent and assessed late fees. 82. Fifth Third’s failure to provide consumers with sufficient notice of their increased monthly payments caused consumers substantial injury and 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 24 of 52

25 consumers could not reasonably avoid or mitigate the harm. There is no benefit to the consumer or competition. 83. Fifth Third’s practice of charging FPI premiums without sufficient notice was thus unfair in violation of the CFPA. 12 U.S.C §§ 5531(c)(1),5536(a)(1)(B). Fifth Third’s Failure to Provide Sufficient Notice Violated EFTA and the CFPA (Auto-debits) 84. Some consumers made their monthly Loan payments using Preauthorized Electronic-Fund Transfers, under which they set up automatic, recurring transfers from their financial institutions for a specific amount each month. 85. When Fifth Third added FPI policies to these accounts, it did not provide advance notice to the consumers that the transfers would vary from the amounts that the consumers had authorized. 86. EFTA requires that when a Preauthorized Electronic-Fund Transfer will vary from the preauthorized amount, the payee must “provide reasonable advance notice to the consumer, in accordance with the regulations of the Bureau, of the amount to be transferred.” 15 U.S.C. § 1693e(b). EFTA’s implementing regulation, Regulation E, provides that such notice must be at least ten days in advance of the payment. 12 C.F.R. § 1005.10(d)(1). 87. Fifth Third thus violated EFTA and Regulation E. 15 U.S.C. § 1693e(b); 12 C.F.R. § 1005.10(d)(1). 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 25 of 52

26 88. Because EFTA and Regulation E are Federal consumer financial laws, Fifth Third thus also violated the CFPA. 12 U.S.C. §§ 5481(12)(C), (14), 5536(a)(1)(A); 12 C.F.R. § 1005.1(a). Fifth Third’s Inaccurate Right-to-Cure Letters Were Deceptive 89. When consumers defaulted on Loans, Fifth Third sent right-to-cure letters, notifying consumers of the default and providing that if consumers paid a specified amount by a specified date, they could cure the default. The letters also provided consumers with the total amount due that would bring their Loans current. 90. Due to a calculation error in the logic that populated the total amount due in these letters, Fifth Third listed the wrong amount in thousands of letters. 91. About 2,000 consumers paid the amounts that were listed in the letters, believing that paying those amounts would bring their Loans current. 92. But because the listed amount was incorrect, the consumers did not cure their defaults, continued to experience delinquency, and were charged subsequent late fees. 93. Fifth Third’s misrepresentations about total amount due in its right-to-cure letters were material and likely to mislead consumers acting reasonably under the circumstances and, therefore, deceptive in violation of the CFPA. 12 U.S.C. §§ 5531, 5536(a)(1)(B). 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 26 of 52

27 VI. Conduct Provisions IT IS ORDERED, under §§ 1053 and 1055 of the CFPA, that: 94. Fifth Third and its officers, agents, servants, employees, and attorneys, and all other persons in active concert or participation with them who receive actual notice of this Consent Order, whether acting directly or indirectly, in connection with servicing of Loans may not violate §§ 1031 and 1036 of the CFPA, 12 U.S.C. §§ 5531 and 5536; § 623(a) of the FCRA, 15 U.S.C. § 1681s-2; or EFTA and its implementing regulation, Regulation E, 15 U.S.C. § 1693e(b) and 12 C.F.R. § 1005.10, and is prohibited from: a. placing, charging, and maintaining duplicative Force-Placed Insurance; b. furnishing inaccurate or incomplete information to consumer reporting agencies regarding repossessions that were caused by unfairly placed duplicative Force-Placed Insurance; c. making false or misleading representations to borrowers about the time required to cancel Force-Placed-Insurance policies; d. charging premiums for Force-Placed-Insurance policies that had terminated; e. failing to provide sufficient notice to consumers of increased monthly payments due to Force-Placed Insurance; 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 27 of 52

28 f. failing to notify consumers of increases in the amounts of Preauthorized Electronic-Fund Transfers due to Force-Placed Insurance; and g. making false and misleading representations to borrowers about the total amount due in right-to-cure letters. 95. Respondent must take the following affirmative actions: a. develop processes to refund directly to consumers amounts paid for charges that are removed or reversed from Loans unless the consumer affirmatively consents in each instance to applying the refund amount to the outstanding Loan balance instead of receiving the refund directly; b. develop procedures to test and validate that material information is accurately disclosed in communications to consumers about the Loans, including testing material information that populates the communication in both the development and production stages with test data to fully vet it before implementation and validate the accuracy of the information after implementation through review and testing of actual Loans. Material information is information relating to the amounts due or outstanding under the Loan or payment details, including principal, interest, fees, and FPI premium amounts; c. within 30 days of the Effective Date, create and implement a comprehensive compliance plan (Compliance Plan) designed to ensure that the Bank 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 28 of 52

29 complies with Paragraphs 94(g) and 95 of this Consent Order. The Compliance Plan must include, at a minimum: i. detailed steps for addressing each action required by these provisions of the Consent Order; ii. a mechanism to ensure that the Board is kept apprised of the status of compliance actions; iii. processes to refund directly to consumers amounts paid for charges that are removed or reversed from Loans unless the consumer affirmatively consents in each instance to applying the refund amount to the outstanding Loan balance instead of receiving the refund directly; iv. procedures to test and validate that material information is accurately disclosed in communications to consumers about the Loans, including testing material information that populates the communication in both the development and production stages with test data to fully vet it before implementation and validate the accuracy of the information after implementation through review and testing of actual Loans; and v. specific time frames and deadlines for implementation of the steps described above. Fifth Third will provide the Compliance Plan to the Bureau upon request. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 29 of 52

30 VII. Force-Place Insurance Compliance Plan IT IS FURTHER ORDERED that: 96. If, after the Effective Date, Fifth Third decides to place, charge, or maintain Force-Placed Insurance on Loans, at least 90 days before doing so, Fifth Third must submit to the Supervision Director, for review and determination of non- objection, a comprehensive compliance plan designed to ensure that Fifth Third’s Force-Placed Insurance program complies with all applicable laws the Bureau enforces and the terms of this Consent Order (Force-Placed Insurance Compliance Plan). The Force-Placed Insurance Compliance Plan must include, at a minimum: a. detailed steps for addressing each action required by this Consent Order; b. a mechanism to ensure that the Board is kept apprised of the status of compliance actions; c. an independent audit plan to test, monitor, and review, on a quarterly basis, the Force-Placed Insurance program, including any service providers, for compliance with all applicable federal and state consumer protection laws and the Bank’s internal policies and procedures; and d. specific time frames and deadlines for implementation of the steps described above. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 30 of 52

31 97. The Supervision Director will have the discretion to make a determination of non-objection to the Force-Placed Insurance Compliance Plan or direct Fifth Third to revise it. If the Supervision Director directs Fifth Third to revise the Force-Placed Insurance Compliance Plan, Fifth Third must make the revisions and resubmit the Force-Placed Insurance Compliance Plan to the Supervision Director within 15 days. 98. After receiving notification that the Supervision Director has made a determination of non-objection to the Force-Placed Insurance Compliance Plan, Fifth Third must implement and adhere to the steps, recommendations, deadlines, and time frames outlined in the Force-Placed Insurance Compliance Plan. 99. Fifth Third may place, charge, or maintain Force-Placed Insurance on Loans only after receiving notification that the Supervision Director has made a determination of non-objection to the Force-Placed Insurance Compliance Plan and only after adhering to the steps, recommendations, deadlines, and time frames outlined in the Force-Placed Insurance Compliance Plan. 100. Fifth Third must not take any action that will cause a significant deviation from, or material change to, the Force-Placed Insurance Compliance Plan. If Fifth Third intends to modify the Force-Placed Insurance Compliance Plan, then Fifth Third must submit to the Supervision Director a revised Force-Placed 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 31 of 52

32 Insurance Compliance Plan containing the proposed modifications as well as steps and a timeline for implementation of the proposed modifications. In such circumstances, the Supervision Director will have discretion to make a determination of non-objection or direct Fifth Third to revise the Force-Placed Insurance Compliance Plan. If the Supervision Director directs Fifth Third to revise the Force-Placed Insurance Compliance Plan, Fifth Third must make the revisions and resubmit the Force-Placed Insurance Compliance Plan to the Supervision Director within 15 days. Upon notification of the Supervision Director’s non-objection, Fifth Third must implement and adhere to the steps, recommendations, deadlines, and time frames outlined in the revised Force- Placed Insurance Compliance Plan. VIII. Role of the Board and Executives IT IS FURTHER ORDERED that: 101. Fifth Third’s Board has the ultimate responsibility for ensuring that the Bank complies with this Consent Order. 102. Fifth Third’s Chief Executive Officer and Fifth Third’s Board must review all plans and reports required by this Consent Order and any submissions to the Bureau prior to such submission. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 32 of 52

33 103. One year after the Effective Date, Fifth Third must submit to the Supervision Director an accurate written compliance progress report (Compliance Report) that has been approved by the Board, the accuracy of which is sworn to under penalty of perjury, and which, at a minimum: a. describes the steps that Fifth Third’s Board and Chief Executive Officer have taken to reasonably assess whether the Bank is complying with the Redress Plan, Compliance Plan, the Force-Placed Insurance Compliance Plan if applicable, and each applicable paragraph and subparagraph of the Order; b. describes in detail whether and how Fifth Third has complied with the Redress Plan, Compliance Plan, the Force-Placed Insurance Compliance Plan if applicable, and each applicable paragraph and subparagraph of the Order, including the manner of verification of such compliance and any corrective actions taken to remedy potential non-compliance with the applicable requirement, paragraph, or subparagraph; and c. attaches a copy of each Order Acknowledgment obtained under Section XIII, unless previously submitted to the Bureau. 104. Fifth Third’s Board must: a. authorize whatever actions are necessary for Fifth Third to assess whether the Bank is complying with the Redress Plan, the Compliance Plan, the 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 33 of 52

34 Force-Placed Insurance Compliance Plan (if applicable), and each applicable paragraph and subparagraph of the Order; b. authorize whatever actions, including corrective actions, are necessary for the Bank to fully comply with the Redress Plan, the Compliance Plan, the Force-Placed Insurance Compliance Plan (if applicable), and each applicable paragraph and subparagraph of the Order; and c. require timely reporting by management to Fifth Third’s Board and Chief Executive Officer on the status of the Bank’s compliance obligations. MONETARY PROVISIONS IX. Order to Pay Redress IT IS FURTHER ORDERED that: 105. Within 30 days of the Effective Date, Fifth Third must submit to the Supervision Director for review and non-objection a comprehensive written plan for providing redress to Affected Consumers consistent with this Consent Order (Redress Plan). The Supervision Director will have the discretion to make a determination of non-objection to the Redress Plan or direct Fifth Third to revise it. If the Supervision Director directs the Bank to revise the Redress Plan, the Bank must revise and resubmit the Redress Plan to the Supervision Director within 15 days. After receiving notification that the Supervision 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 34 of 52

35 Director has made a determination of non-objection to the Redress Plan, Fifth Third must implement and adhere to the steps, recommendations, deadlines, and time frames outlined in the Redress Plan. 106. The Redress Plan must: a. specify how the Bank will identify all Force-Placed Insurance Affected Consumers, Preauthorized Electronic-Fund Transfer Affected Consumers, Coupon Book Affected Consumers, and Right-to-Cure Letter Affected Consumers, including the data analytics used to identify each group of Affected Consumers; b. include every Force-Placed Insurance Affected Consumer, Preauthorized Electronic-Fund Transfer Affected Consumer, Coupon Book Affected Consumer, and Right-to-Cure Letter Affected Consumer identified by the Bureau as a consumer entitled to redress under this Order; c. provide for redress to all Force-Placed Insurance Affected Consumers, Preauthorized Electronic-Fund Transfer Affected Consumers, Coupon Book Affected Consumers, and Right-to-Cure Letter Affected Consumers; d. describe the redress categories and formulas used to calculate the redress for Force-Placed Insurance Affected Consumers, Preauthorized Electronic-Fund Transfer Affected Consumers, Coupon Book Affected Consumers, and Right-to-Cure Letter Affected Consumers; 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 35 of 52

36 e. report the amount of redress provided to each Affected Consumer by Loan, breaking out the redress by categories; f. provide that redress will be paid to Affected Consumers through direct deposit, which will not be subject to offsets, and where direct deposits are impracticable, redress will be paid by check to the Affected Consumer; g. provide that consumers are provided redress for all premiums, fees, costs, and losses caused by the conduct described in Section V of this Consent Order; h. include the form of the letters (Redress Notices) and envelopes (Redress Envelopes) to be sent to each Affected Consumer notifying them of their right to redress. The Redress Notices must include a statement that the payment is made in accordance with the terms of this Consent Order. The Redress Notices must state if the consumer is a Force-Placed Insurance Affected Consumer, Preauthorized Electronic-Fund Transfer Affected Consumer, Coupon Book Affected Consumer, or Right-to-Cure Letter Affected Consumer, or a combination thereof (specifying the combination). Each Redress Envelope must contain only the appropriate Redress Notice and redress check, if applicable, unless the Bank has written confirmation from the Supervision Director that the Bureau does not object to the 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 36 of 52

37 inclusion of other materials that must have been previously submitted to the Bureau for review and non-objection; i. describe the process for providing redress to Affected Consumers, and must include the following requirements: i. prior to sending redress checks and Redress Notices, the Bank must make reasonable attempts to obtain a current address for every Affected Consumer entitled to redress using, at a minimum, the National Change of Address System (NCAS). If no updated address is provided by NCAS, the Bank may mail the Redress Notice and redress check to the consumer’s last known mailing address; ii. the Bank must make a direct deposit or mail a redress check and the applicable Redress Notice to every Affected Consumer, or their authorized representative, entitled to redress; iii. the Bank must send the redress check by United States Postal Service first-class mail, address correction service requested, to the most recent address for every Affected Consumer entitled to redress; iv. if a redress check is returned to the Bank as undeliverable, the Bank must make additional reasonable attempts to contact the Affected Consumer and obtain a current address using a commercially available database other than the NCAS or by skip-tracing, emailing, or 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 37 of 52

38 contacting the Affected Consumer at the individual’s last known email address or phone number. The Bank must identify Affected Consumers with undelivered checks to the Bureau within 30 days of the returned mail. Fifth Third must promptly re-mail all returned redress checks and the Redress Notice to the current addresses, if any, obtained through such reasonable attempts or through Bureau-provided addresses; v. if a redress check remains uncashed for 90 days, the Bank must make reasonable attempts to contact the Affected Consumer and obtain a current address by skip-tracing, emailing, and contacting the consumer at the individual’s last known email address and phone number. Respondent must identify all Affected Consumers with uncashed checks for 90 days to the Bureau within 120 days of the checks being mailed. Respondent must promptly re-mail the redress check and the Redress Notice to the address provided by the Affected Consumer or the current addresses, if any, obtained through such reasonable attempts or through Bureau-provided addresses; vi. if a redress check that Respondent sent to an Affected Consumer entitled to redress is returned to the Bank or remains uncashed for 90 days after the re-mailing under Paragraph 106(i)(iv)&(v), Respondent must retain the redress amount for a period of 180 days from the date 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 38 of 52

39 the check was mailed or remailed, whichever is later, and make the redress available to be claimed by that consumer upon appropriate proof of identity; and vii. the Bank must turn over any redress amount remaining unclaimed after 365 days from the date the check was mailed or re-mailed, whichever is later, to the Bureau as set forth in Paragraph 111; j. provide documentation sufficient to demonstrate redress already provided to Affected Consumers prior to the Effective Date; k. set forth all procedures, deadlines, and time frames for completing each step of the Redress Plan, consistent with the terms of this Consent Order; and l. identify Respondent’s officers, agents, servants, employees, and attorneys responsible for executing administration of the Redress Plan. 107. Fifth Third must make all direct deposits and mail all redress checks and Redress Notices no later than 30 days after the Supervision Director has made a determination of non-objection to the Redress Plan. 108. Fifth Third must request and take all reasonable steps to ensure the removal of all negative information related to delinquency caused by the conduct set forth in Section V of this Consent Order for every Force-Placed Insurance Affected Consumers, Coupon Book Affected Consumers, and Right-to-Cure Letter Affected Consumers, as identified by the Bureau or the Bank. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 39 of 52

40 109. Fifth Third must request and take all reasonable steps to ensure the removal of all negative information related to repossessions caused by Force-Placed Insurance for every Force-Placed Insurance Affected Consumer, as identified by the Bureau or the Bank. 110. Within 30 days of completing the Redress Plan, Fifth Third must submit to the Bureau a Redress Report detailing the number of consumers and consumer accounts that received redress, the total amount of redress paid to those consumers, and any remainder of funds to be wired to the Bureau pursuant to Paragraph 111. 111. After completing the Redress Plan, within 30 days of the completion of the Redress Plan, Respondent must pay to the Bureau, by wire transfer to the Bureau or the Bureau’s agent, and according to the Bureau’s wiring instructions, the amount of redress checks that were not cashed by Affected Consumers. 112. The Bureau may use these remaining funds to pay additional redress to Affected Consumers. If the Bureau determines, in its sole discretion, that additional redress is wholly or partially impracticable or otherwise inappropriate, or if funds remain after the additional redress is completed, the Bureau will deposit any remaining funds in the U.S. Treasury. Respondent will 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 40 of 52

41 have no right to challenge any actions that the Bureau or its representatives take under this Section. 113. The Bank may not condition the payment of any redress to any Affected Consumer under this Consent Order on that Affected Consumer waiving any right. X. Order to Pay Civil Money Penalty IT IS FURTHER ORDERED that: 114. Under § 1055(c) of the CFPA, 12 U.S.C. § 5565(c), by reason of the violations of law described in Section V of this Consent Order, Fifth Third must pay a civil money penalty of $5 million to the Bureau. 115. Within 10 days of the Effective Date, Respondent must pay the civil money penalty by wire transfer to the Bureau or to the Bureau’s agent in compliance with the Bureau’s wiring instructions. 116. The civil money penalty paid under this Consent Order will be deposited in the Civil Penalty Fund of the Bureau as required by § 1017(d) of the CFPA, 12 U.S.C. § 5497(d). 117. Respondent, for all purposes, must treat the civil money penalty paid under this Consent Order as a penalty paid to the government. Regardless of how the Bureau ultimately uses those funds, the Bank may not: 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 41 of 52

42 a. claim, assert, or apply for a tax deduction, tax credit, or any other tax benefit for any civil money penalty paid under this Consent Order; or b. seek or accept, directly or indirectly, reimbursement or indemnification from any source, including but not limited to payment made under any insurance policy, with regard to any civil money penalty paid under this Consent Order. 118. To preserve the deterrent effect of the civil money penalty in any Related Consumer Action, Fifth Third may not argue that the Bank is entitled to, nor may it benefit by, any offset or reduction of any compensatory monetary remedies imposed in the Related Consumer Action because of the civil money penalty paid in this action or because of any payment that the Bureau makes from the Civil Penalty Fund. If the court in any Related Consumer Action offsets or otherwise reduces the amount of compensatory monetary remedies imposed against Respondent based on the civil money penalty paid in this action or based on any payment that the Bureau makes from the Civil Penalty Fund, Respondent must, within 30 days after entry of a final order granting such offset or reduction, notify the Bureau, and pay the amount of the offset or reduction to the U.S. Treasury. Such a payment will not be considered an additional civil money penalty and will not change the amount of the civil money penalty imposed in this action. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 42 of 52

43 XI. Additional Monetary Provisions IT IS FURTHER ORDERED that: 119. In the event of any default on Fifth Third’s obligations to make payment under this Consent Order, interest, computed under 28 U.S.C. § 1961, as amended, will accrue on any outstanding amounts not paid from the date of default to the date of payment, and will immediately become due and payable. 120. Fifth Third must relinquish all dominion, control, and title to the funds paid to the fullest extent permitted by law and no part of the funds may be returned to Fifth Third. 121. Fifth Third acknowledges that its Taxpayer Identification Number, which the Bank previously submitted to the Bureau, may be used for collecting and reporting on any delinquent amount arising out of this Order, in accordance with 31 U.S.C. § 7701. 122. Within 30 days of the entry of a final judgment, consent order, or settlement in a Related Consumer Action, Respondent must notify the Supervision Director of the final judgment, consent order, or settlement in writing. That notification must indicate the amount of redress, if any, that Respondent paid or is required to pay to consumers and describe the consumers or classes of consumers to whom that redress has been or will be paid. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 43 of 52

44 COMPLIANCE PROVISIONS XII. Reporting Requirements IT IS FURTHER ORDERED that: 123. Fifth Third must notify the Bureau of any development that may affect compliance obligations arising under this Consent Order, including but not limited to a dissolution, assignment, sale, merger, or other action that would result in the emergence of a successor company; the creation or dissolution of a subsidiary, parent, or affiliate that engages in any acts or practices subject to this Consent Order; the filing of any bankruptcy or insolvency proceeding by or against Respondent; or a change in Respondent’s name or address. Fifth Third must provide this notice, if practicable, at least 30 days before the development, but in any case no later than 14 days after the development. 124. Within 7 days of the Effective Date, Fifth Third must: a. designate at least one telephone number and email, physical, and postal addresses as points of contact that the Bureau may use to communicate with the Bank; and b. designate at least one telephone number and email, physical, and postal addresses as points of contact for consumers with inquiries related to consumer relief under the Consent Order. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 44 of 52

45 125. Fifth Third must report any change in the information required to be submitted under Paragraph 124 at least 30 days before the change or as soon as practicable after the learning about the change, whichever is sooner. XIII. Order Distribution and Acknowledgment IT IS FURTHER ORDERED that: 126. Within 7 days of the Effective Date, Fifth Third must submit to the Supervision Director an acknowledgment of receipt of this Consent Order, sworn under penalty of perjury. 127. Within 30 days of the Effective Date, Fifth Third must deliver a copy of this Consent Order to each of its board members and executive officers, as well as to any managers, employees, service providers, or other agents and representatives who have responsibilities related to the subject matter of the Consent Order. 128. For 5 years from the Effective Date, Fifth Third must deliver a copy of this Consent Order to any business entity resulting from any change in structure referred to in Section XII, any future board members and executive officers, as well as to any managers, employees, service providers, or other agents and representatives who will have responsibilities related to the subject matter of the Consent Order before they assume their responsibilities. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 45 of 52

46 129. Fifth Third must secure a signed and dated statement acknowledging receipt of a copy of this Consent Order, within 30 days of delivery, from all persons receiving a copy of this Consent Order under Section XIII. 130. Within 90 days from the Effective Date, Fifth Third must submit to the Bureau a list of all persons and their titles to whom this Consent Order has been delivered under the Section XIII this Order and a copy of all signed and dated statements acknowledging receipt of this Consent Order under Paragraph 129. XIV. Recordkeeping IT IS FURTHER ORDERED that: 131. Fifth Third must create and retain the following business records: all documents and records necessary to demonstrate full compliance with the Compliance Plan, the Force-Placed Insurance Compliance Plan (if applicable), the Redress Plan, and each provision of this Consent Order, and the CFPA, EFTA, Regulation E, and the FCRA, including all submissions to the Bureau. 132. Fifth Third must maintain all documents and records in their original electronic format. Fifth Third must maintain its data in a centralized, relational database, and maintain it in such a way that access, retrieval, auditing, and production are not hindered. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 46 of 52

47 133. Fifth Third must make the documents, records, and data identified in Paragraph 131 available to the Bureau upon the Bureau’s request. XV. Notices IT IS FURTHER ORDERED that: 134. Unless otherwise directed in writing by the Bureau, Fifth Third must provide all submissions, requests, communications, or other documents relating to this Consent Order in writing, with the subject line, “In re Fifth Third Bank, N.A., File No. 2024-CFPB-0006,” and send them to the following email: Enforcement_Compliance@cfpb.gov, addressed as follows: ATTN: Supervision Director Consumer Financial Protection Bureau Office of Supervision Policy ATTN: Enforcement Director Consumer Financial Protection Bureau Office of Enforcement XVI. Cooperation with the Bureau IT IS FURTHER ORDERED that: 135. Fifth Third must cooperate fully to help the Bureau determine the identity and location of, and the amount of injury sustained by, each Affected Consumer. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 47 of 52

48 Respondent must provide such information in its or its agents’ possession or control within 14 days of receiving a written request from the Bureau. 136. Fifth Third must remain registered for the Bureau’s Company Portal and in connection with responding to consumer complaints and inquiries, whether acting directly or indirectly, must comply with the requirements that §§ 1034(b) and (c) of the CFPA, 12 U.S.C. §§ 5534(b) and (c), impose on covered persons subject to supervision and primary enforcement by the Bureau pursuant to § 1025 of the CFPA, 12 U.S.C. § 5515. XVII. Compliance Monitoring IT IS FURTHER ORDERED that: 137. Within 14 days of receipt of a written request from the Bureau, Fifth Third must submit additional compliance reports or other requested information, which must be made under penalty of perjury, provide sworn testimony, or produce documents. 138. Fifth Third must permit Bureau representatives to interview any employee or other person affiliated with the Bank who has agreed to such an interview regarding: (a) this matter; (b) anything related to or associated with the conduct described in Section V of this Consent Order; or (c) compliance with this Consent Order. The person interviewed may have counsel present. 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 48 of 52

49 139. Nothing in this Consent Order will limit the Bureau’s lawful use of civil investigative demands under 12 C.F.R. § 1080.6 or other compulsory process. XVIII. Modifications to Non-Material Requirements IT IS FURTHER ORDERED that: 140. Fifth Third may seek a modification to non-material requirements of this Consent Order (e.g., reasonable extensions of time and changes to reporting requirements) by submitting a written request to the Supervision Director. 141. The Supervision Director may, in the Supervision Director’s discretion, modify any non-material requirements of this Consent Order (e.g., reasonable extensions of time and changes to reporting requirements) if the Supervision Director determines good cause justifies the modification. Any such modification by the Supervision Director must be in writing. XIX. ADMINISTRATIVE PROVISIONS IT IS FURTHER ORDERED that: 142. The provisions of this Consent Order do not bar, estop, or otherwise prevent the Bureau from taking any other action against Fifth Third, except as described in Paragraph 143. Further, for the avoidance of doubt, the provisions of this 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 49 of 52

50 Consent Order do not bar, estop, or otherwise prevent any other person or governmental agency from taking any action against Respondent. 143. The Bureau releases and discharges Fifth Third from all potential liability for law violations that the Bureau has or might have asserted based on the practices described in Section V of this Consent Order, to the extent such practices occurred before the Effective Date and the Bureau knows about them as of the Effective Date. The Bureau may use the practices described in this Consent Order in future enforcement actions against Respondent and its affiliates, including, without limitation, to establish a pattern or practice of violations or the continuation of a pattern or practice of violations or to calculate the amount of any penalty. This release does not preclude or affect any right of the Bureau to determine and ensure compliance with the Consent Order, or to seek penalties for any violations of the Consent Order. 144. This Consent Order is intended to be, and will be construed as, a final Consent Order issued under § 1053 of the CFPA, 12 U.S.C. § 5563, and expressly does not form, and may not be construed to form, a contract binding the Bureau or the United States. 145. This Consent Order will terminate on the later of 5 years from the Effective Date or 5 years from the most recent date that the Bureau initiates an action alleging any violation of the Consent Order by Fifth Third if such action is 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 50 of 52

51 initiated within 5 years of the Effective Date. If such action is dismissed or the relevant adjudicative body rules that Respondent did not violate any provision of the Consent Order, and the dismissal or ruling is either not appealed or upheld on appeal, then the Consent Order will terminate as though the action had never been filed. The Consent Order will remain effective and enforceable until such time, except to the extent that any provisions of this Consent Order have been amended, suspended, waived, or terminated in writing by the Bureau or its designated agent. 146. Calculation of time limitations will run from the Effective Date and be based on calendar days, unless otherwise noted. 147. Should Fifth Third seek to transfer or assign all or part of its operations that are subject to this Consent Order, Respondent must, as a condition of sale, obtain the written agreement of the transferee or assignee to comply with all applicable provisions of this Consent Order. 148. The provisions of this Consent Order will be enforceable by the Bureau. For any violation of this Consent Order, the Bureau may impose the maximum amount of civil money penalties allowed under § 1055(c) of the CFPA, 12 U.S.C. § 5565(c). In connection with any attempt by the Bureau to enforce this Consent Order in federal district court, the Bureau may serve Respondent 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 51 of 52

52 wherever Respondent may be found and Respondent may not contest that court’s personal jurisdiction over Respondent. 149. This Consent Order and the accompanying Stipulation contain the complete agreement between the parties. The parties have made no promises, representations, or warranties other than what is contained in this Consent Order and the accompanying Stipulation. This Consent Order and the accompanying Stipulation supersede any prior oral or written communications, discussions, or understandings. 150. Nothing in this Consent Order or the accompanying Stipulation may be construed as allowing Fifth Third, its Board, its executives, officers, or employees to violate any law, rule, or regulation. IT IS SO ORDERED, this 9th day of July, 2024. ____________________________ Rohit Chopra Director Consumer Financial Protection Bureau ~ f 2024-CFPB-0006 Document 1 Filed 07/09/2024 Page 52 of 52

1 UNITED STATES OF AMERICA CONSUMER FINANCIAL PROTECTION BUREAU File No. 2024-CFPB-0006 STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER In the matter of: FIFTH THIRD BANK, N.A. The Consumer Financial Protection Bureau (Bureau) intends to initiate an administrative proceeding against Fifth Third Bank, N.A. (Respondent), under 12 U.S.C. §§ 5563 and 5565, for its auto-finance servicing activities in violation of the Consumer Financial Protection Act; 12 U.S.C. §§ 5531, 5536; the Electronic Fund Transfer Act and its implementing regulation, Regulation E; 15 U.S.C. § 1693e, 12 C.F.R. § 1005.10; and the Fair Credit Reporting Act; 15 U.S.C. § 1681s-2. Respondent, in the interest of compliance and resolution of the matter, and without admitting or denying any wrongdoing, consents to the issuance of a Consent Order substantially in the form of the one to which this Stipulation and Consent to the Issuance of a Consent Order is attached (Consent Order), and which is incorporated by reference. In consideration of the above premises, Respondent agrees to the following: 2024-CFPB-0006 Document 2 Filed 07/09/2024 Page 1 of 5

2 Jurisdiction 1. The Bureau has jurisdiction over this matter under §§ 1053 and 1055 of the Consumer Financial Protection Act of 2010 (CFPA), 12 U.S.C. §§ 5563, 5565. Consent 2. Respondent agrees to the issuance of the Consent Order, without admitting or denying any of the findings of fact or conclusions of law, except that Respondent admits the facts necessary to establish the Bureau’s jurisdiction over Respondent and the subject matter of this action. 3. Respondent agrees that the Consent Order will be deemed an “order issued with the consent of the person concerned” under 12 U.S.C. § 5563(b)(4) and agrees that the Consent Order will become a final order, effective upon its entry on the administrative docket, and will be fully enforceable by the Bureau under 12 U.S.C. §§ 5563(d)(1) and 5565. 4. Respondent voluntarily enters into this Stipulation and Consent to the Issuance of a Consent Order (Stipulation). 5. The Consent Order resolves only Respondent’s potential liability for law violations that the Bureau asserted or might have asserted based on the practices described in Section V of the Consent Order, to the extent such practices occurred before the Effective Date and the Bureau knows about them as of the Effective Date. Respondent acknowledges that no promise or representation has 2024-CFPB-0006 Document 2 Filed 07/09/2024 Page 2 of 5

3 been made by the Bureau or any employee, agent, or representative of the Bureau, about any liability outside of this action that may have arisen or may arise from the facts underlying this action or immunity from any such liability. 6. Respondent agrees that the facts described in Section V of the Consent Order will be taken as true and be given collateral estoppel effect, without further proof, in any proceeding before the Bureau to enforce the Consent Order, or in any subsequent civil litigation by the Bureau to enforce the Consent Order or its rights to any payment or monetary judgment under the Consent Order, such as a non-dischargeability complaint in any bankruptcy case. 7. The terms and provisions of this Stipulation and the Consent Order will be binding upon, and inure to the benefit of, the parties hereto and their successors in interest. 8. Respondent agrees that the Bureau may present the Consent Order to the Bureau Director for signature and entry without further notice. Waivers 9. Respondent, by consenting to this Stipulation, waives: a. any right to service of the Consent Order, and agrees that entry of the Consent Order on the administrative docket will constitute notice to Respondent of its terms and conditions; 2024-CFPB-0006 Document 2 Filed 07/09/2024 Page 3 of 5

4 b. any objection to the jurisdiction of the Bureau, including, without limitation, under § 1053 of the CFPA, 12 U.S.C. § 5563; c. the rights to all hearings under the statutory provisions under which the proceeding is to be or has been instituted; the filing of proposed findings of fact and conclusions of law; proceedings before, and a recommended decision by, a hearing officer; all post-hearing procedures; and any other procedural right available under § 1053 of the CFPA, 12 U.S.C. § 5563, or 12 C.F.R. Part 1081; d. the right to seek any administrative or judicial review of the Consent Order; e. any claim for fees, costs, or expenses against the Bureau, or any of its agents or employees, and any other governmental entity, related in any way to this enforcement matter or the Consent Order, whether arising under common law or under the terms of any statute, including, but not limited to the Equal Access to Justice Act and the Small Business Regulatory Enforcement Fairness Act of 1996; for these purposes, Respondent agrees that Respondent is not the prevailing party in this action because the parties have reached a good faith settlement; f. any other right to challenge or contest the validity of the Consent Order; g. such provisions of the Bureau’s rules or other requirements of law as may be construed to prevent any Bureau employee from participating in the 2024-CFPB-0006 Document 2 Filed 07/09/2024 Page 4 of 5

5 preparation of, or advising the Director as to, any order, opinion, finding of fact, or conclusion of law to be entered in connection with this Stipulation or the Consent Order; and h. any right to claim bias or prejudgment by the Director based on the consideration of or discussions concerning settlement of all or any part of the proceeding. FIFTH THIRD BANK, N.A. BY: ______________________________________ ____________________ Susan Zaunbrecher Date Executive Vice President and Chief Legal Officer Fifth Third Bank, N.A. Susan B. Zaunbrecher Digitally signed by Susan B. Zaunbrecher Date: 2024.07.05 13:27:08 -04'00' y 2024-CFPB-0006 Document 2 Filed 07/09/2024 Page 5 of 5